United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  ☒               Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

TFF PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

NOTICE OF INTERNET AVAILABILITY OF
PROXY MATERIALS

The Annual Meeting of Shareholders of TFF Pharmaceuticals, Inc.

will be held virtually on November 21, 2023, at 11:00 a.m. EST

To attend, please register at https://register.proxypush.com/tffp

PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS, AND PROXY CARD ARE

AVAILABLE AT:

https://annualgeneralmeetings.com/tffp2023

Dear Shareholder:

The Annual Meeting of Shareholders of TFF Pharmaceuticals, Inc., to be held virtually on November 21, 2023 at 11:00 a.m. EST, has been called to consider and act upon the following matters:

1.	To elect four directors, each to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2.	To approve and adopt an amendment to the Company’s certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect an increase in the number of authorized shares of the Company’s common stock from 90,000,000 to 180,000,000.

3.	To approve and adopt an amendment to the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), with the exact ratio within such range to be determined by the Board of Directors.

4.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Our Board of Directors recommends a vote “FOR” all director nominees and “FOR” Proposals 2, 3 and 4.

Complete proxy materials, including the Proxy Statement, Annual Report to Shareholders, and proxy card, are available to you on-line at https://annualgeneralmeetings.com/tffp2023 or upon your request by e-mail or first-class mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

You may vote online, by mail or virtually following the instructions in the Proxy Statement. If you wish to vote online, you will need your “Shareholder Control Number” (which can be found in the bottom right hand corner of this notice) and the web address, all of which will be included with or on the proxy card located on the Internet website stated above or mailed to you at your request. No other personal information will be required in order to vote in this manner. If you wish to vote by mail, simply print out the proxy card located on the Internet website stated above, mark the proxy card accordingly, sign and return it to us at the address indicated on the proxy card.

Control Number:

Important Notice Regarding the Availability

of Proxy Materials for the Shareholder Meeting

To Be Held on November 21, 2023:

(1)	This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)	The Proxy Statement, Annual Report to Shareholders, and proxy card are available at https://annualgeneralmeetings.com/tffp2023.

(3)	If you want to receive a paper or e-mail copy of these documents for this Annual Meeting and future annual shareholder meetings, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 7, 2023 to facilitate timely delivery.

To request a paper or email copy of these documents, either:

Call our toll-free number – 1-800-785-7782; or

Visit our website at https://annualgeneralmeetings.com/tffp2023; or

Send us an email at cs@pacificstocktransfer.com

Please clearly identify the documents you are requesting, our Company name, and your name along with the Shareholder Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed or emailed, as applicable.

By Order of the Board of Directors

Control Number: